EXHIBIT 4.1

Execution Version

AMENDMENT NO. 1, dated as of February 12, 2026 (this "Amendment"), to the Amended and Restated Deposit Agreement, dated as of April 21, 2003 (as amended from time to time, the "Deposit Agreement"), among CARNIVAL PLC, a public limited company organized under the laws of England and Wales, and its successors (the "Company"), JPMORGAN CHASE BANK, N.A., a national banking association organized under the laws of the United States of America, as depositary thereunder (the "Depositary"), and all Holders from time to time of American depositary receipts ("Receipts") issued thereunder.

W I T N E S S E T H:

WHEREAS, the Company and the Depositary executed the Deposit Agreement for the purposes set forth therein; and

WHEREAS, pursuant to Section 6.01 of the Deposit Agreement and paragraph (9) of the Receipts, the form of which is attached as Exhibit A to the Deposit Agreement, the Company and the Depositary desire to amend the terms of the Deposit Agreement and the Receipts.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement, including the Receipts, as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.    Definitions. Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.

ARTICLE II

AMENDMENTS TO DEPOSIT AGREEMENT AND RECEIPTS

SECTION 2.01.    All references in the Deposit Agreement, the Form of Receipt attached as Exhibit A to the Deposit Agreement (the “Form of Receipt”), and each outstanding Receipt to the term "Deposit Agreement" shall, as of the date hereof, refer to the Deposit Agreement as further amended by this Amendment.

SECTION 2.02.    The address of the Depositary in Section 7.05(b) of the Deposit Agreement and at the bottom of the “[FORM OF FACE OF RECEIPT]” in Exhibit A attached to, and incorporated by reference in, the Deposit Agreement is amended

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and replaced with the following: “270 Park Avenue, Floor 8, New York, New York 10017.”

SECTION 2.03.    Section 2.06 (Limitations on Execution and Delivery and Transfer of Receipts and Withdrawal of Deposited Securities) of the Deposit Agreement is amended by deleting the fourth, fifth and sixth sentences of such Section 2.06 in their entirety.

SECTION 2.04.    Section 4.05 (Conversion of Foreign Currency) of the Deposit Agreement is replaced in its entirety with the following:

“SECTION 4.05. Conversion of Foreign Currency. To facilitate the administration of various depositary receipt transactions, including disbursement of dividends or other cash distributions and other corporate actions, the Depositary may engage the foreign exchange desk within JPMorgan Chase Bank, N.A. (the "Bank") and/or its affiliates in order to enter into spot foreign exchange transactions to convert foreign currency into U.S. dollars ("FX Transactions"). For certain currencies, FX Transactions are entered into with the Bank or an affiliate, as the case may be, acting in a principal capacity. For other currencies, FX Transactions are routed directly to and managed by an unaffiliated local custodian (or other third-party local liquidity provider), and neither the Bank nor any of its affiliates is a party to such FX Transactions.

The foreign exchange rate applied to an FX Transaction will be either (i) a published benchmark rate, or (ii) a rate determined by a third-party local liquidity provider, in each case plus or minus a spread, as applicable. The Depositary will disclose which foreign exchange rate and spread, if any, apply to such currency on the "Disclosures" page (or successor page) of www.adr.com (as updated by the Depositary from time to time, "ADR.com"). Such applicable foreign exchange rate and spread may (and neither the Depositary, the Bank nor any of their affiliates is under any obligation to ensure that such rate does not) differ from rates and spreads at which comparable transactions are entered into with other customers or the range of foreign exchange rates and spreads at which the Bank or any of its affiliates enters into foreign exchange transactions in the relevant currency pair on the date of the FX Transaction. Additionally, the timing of execution of an FX Transaction varies according to local market dynamics, which may include regulatory requirements, market hours and liquidity in the foreign exchange market or other factors. Furthermore, the Bank and

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its affiliates may manage the associated risks of their position in the market in a manner they deem appropriate without regard to the impact of such activities on the Company, the Depositary, Holders or beneficial owners. The spread applied does not reflect any gains or losses that may be earned or incurred by the Bank and its affiliates as a result of risk management or other hedging related activity.

Notwithstanding the foregoing, to the extent the Company provides U.S. dollars to the Depositary, neither the Bank nor any of its affiliates will execute an FX Transaction as set forth herein. In such case, the Depositary will distribute the U.S. dollars received from the Company.

Further details relating to the applicable foreign exchange rate, the applicable spread and the execution of FX Transactions will be provided by the Depositary on ADR.com. The Company, Holders and beneficial owners each acknowledge and agree that the terms applicable to FX Transactions disclosed from time to time on ADR.com will apply to any FX Transaction executed pursuant to the Deposit Agreement.”

SECTION 2.05.    Section 5.09 (Charges of Depositary) of the Deposit Agreement is amended by adding the following three paragraphs after the first paragraph:

“The right of the Depositary to charge and receive payment of fees, charges and expenses as in the Deposit Agreement shall survive the termination of the Deposit Agreement. Upon the resignation or removal of the Depositary, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

The Depositary anticipates reimbursing the Company for certain expenses incurred by the Company that are related to the establishment and maintenance of the American Depositary Share program upon such terms and conditions as the Company and the Depositary may agree from time to time. The Depositary may make available to the Company a set amount or a portion of the Depositary fees charged in respect of the American Depositary Share program or otherwise upon such terms and conditions as the Company and the Depositary may agree from time to time.

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Under certain limited circumstances, the Depositary may reduce or waive certain fees, charges and expenses provided in the Deposit Agreement, including, without limitation, those described in this Section 5.09, those described in Exhibit B attached hereto and those described in paragraph (4) (Changes Affecting Deposited Securities) of the Receipts, that would normally be charged on American Depositary Shares and Receipts issued to or at the direction of, or otherwise held by, the Company and/or certain Holders and beneficial owners of Receipts and holders and beneficial owners of Shares of the Company.”

SECTION 2.06.    Section 6.01 (Amendment) of the Deposit Agreement is replaced in its entirety with the following:

“SECTION 6.01. Amendment. Subject to Sections 2.04 and 2.05 of this Deposit Agreement and paragraphs (2) (Withdrawal of Deposited Securities) and (3) (Transfers, Split-ups and Combinations) of the Receipts, the American Depositary Shares, the Receipts and this Deposit Agreement may be amended by the Company and the Depositary, provided that any amendment that imposes or increases any fees on a per American Depositary Share basis, charges or expenses (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, the transaction fee per cancellation request (including any cancellation request made through SWIFT, facsimile transmission or any other method of communication), applicable delivery expenses or other such fees, charges or expenses), or that shall otherwise prejudice any substantial existing right of Holders or beneficial owners, shall become effective thirty (30) days after notice of such amendment shall have been given to the Holders. Every Holder and beneficial owner at the time any amendment to the Deposit Agreement so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

Any amendments or supplements that (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act of 1933 or (b) the American Depositary Shares or Shares to be traded solely in electronic book-entry form and (ii) do not in either

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such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders or beneficial owners.

Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the Form of Receipts to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipts at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance.

Notice of any amendment to the Deposit Agreement or the Form of Receipts shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders and beneficial owners to retrieve or receive the text of such amendment (i.e., upon retrieval from the website of the U.S. Securities and Exchange Commission (the “Commission”), the Depositary or the Company, or upon request from the Depositary).”

SECTION 2.07.    Section 6.02 (Termination) of the Deposit Agreement is replaced in its entirety with the following:

“SECTION 6.02 Termination.

(a)    Termination by the Depositary and the Company.

    (i)    The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by mailing notice of such termination to the Holders at least thirty (30) days prior to the termination date.

    (ii)    The Deposit Agreement shall also terminate (x) immediately, and automatically without any action or notice by any party to any other party, upon consummation of the “DLC Unification and Redomiciliation Transactions” (as defined in the Registration

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Statement on Form S-4 (File No. 333-292990) filed by Carnival Corporation with the Commission, and (y) if the Depositary shall terminate the Deposit Agreement by mailing notice of such termination to the Holders at least thirty (30) days prior to the termination date if (A) sixty (60) days shall have expired after such date as the Depositary has provided its notice of resignation to the Company and a successor Depositary shall not be operating under the Deposit Agreement, (B) sixty (60) days shall have expired after such date as the Company has provided notice to the Depositary of the Company’s decision to remove or replace the Depositary under the Deposit Agreement and a successor Depositary shall not be operating hereunder, (C) the Company is bankrupt, in liquidation proceedings or insolvent, (D) the Receipts are delisted from the New York Stock Exchange and/or the Shares cease to be listed on the London Stock Exchange, (E) the Company effects (or will effect) a redemption of all or substantially all of the Deposited Securities, or a cash or share distribution representing a return of all or substantially all of the value of the Deposited Securities, (F) there are no Deposited Securities with respect to American Depositary Shares remaining, including if the Deposited Securities are cancelled, or the Deposited Securities have been deemed to have no value, or (G) there occurs a merger, consolidation, sale of assets or other transaction as a result of which securities or other property are delivered in exchange for or in lieu of Deposited Securities.

    (iii)    Additionally, the Depositary may immediately terminate the Deposit Agreement, without prior notice to the Company, any Holder or beneficial owner or any other person if (A) required by any law, rule or regulation relating to sanctions by any governmental authority or body, (B) the Depositary would be subject to liability under or pursuant to any law, rule or regulation, or (C) required by any governmental authority or body, in each case as determined by the Depositary in its reasonable discretion.

    (iv)    For all purposes hereof, “Termination Date” means the date this Deposit Agreement is terminated in accordance with Section 6.02(a) of the Deposit Agreement and paragraph (10)(a) (Termination of Deposit Agreement) of the Receipts.

(b)    Depositary’s Obligations.

    (i)    After the Termination Date, the Depositary and its

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agents will perform no further acts under the Deposit Agreement and the Receipts, except to receive and hold (or sell) distributions on Deposited Securities, deliver Deposited Securities being withdrawn and to take such actions as provided in clauses (b)(ii), (iii) and/or (iv) below, in each case subject to payment to the Depositary of the applicable fees and expenses provided in Section 5.09 of the Deposit Agreement, paragraph (8) (Charges of the Depositary) of the Receipts and Exhibit B attached to the Deposit Agreement.

    (ii)    If the Deposit Agreement shall have terminated pursuant to Section 6.02(a)(ii)(x) hereof and paragraph (10)(a)(ii)(x) (Termination of Deposit Agreement) of the Receipts then, following the Termination Date, the Depositary shall, and the Company and each Holder of Receipts outstanding on such date shall be deemed to have instructed the Depositary to, use its reasonable efforts to distribute common shares of Carnival Corporation Ltd. received by the Depositary in exchange for the Shares in the DLC Unification and Redomiciliation Transactions (the “New Carnival Shares”) to the Holders with respect to the Shares represented by each such Holder’s American Depositary Shares and Receipts, and the Company agrees to cause its registrar to exchange all such Shares for the New Carnival Shares issuable with respect thereto in the DLC Unification and Redomiciliation Transactions (the date of such exchange being referred to herein as the “Exchange Date”); and from and after the Exchange Date, such New Carnival Shares shall constitute Deposited Securities and each American Depositary Share evidenced by Receipts shall automatically represent its pro rata interest in the Deposited Securities as then constituted as provided in Section 4.08 of the Deposit Agreement and paragraph (4) (Changes Affecting Deposited Securities) of the Receipts, and thereafter the Depositary and its agents shall treat such New Carnival Shares as the Deposited Securities for purposes of any actions that may be taken with respect to Deposited Securities as provided in the Receipts and the Deposit Agreement, in each case subject to payment to the Depositary of the applicable fees and expenses provided in Section 5.09 of the Deposit Agreement, paragraph (8) (Charges of the Depositary) of the Receipts and Exhibit B attached to the Deposit Agreement.

    (iii)    After the Termination Date (or in the case of clause (b)(ii) above, 30 days after the Exchange Date if, and to the extent, the Depositary is not able to distribute any of the New Carnival Shares to the Holders with respect to the Shares represented by each such Holder’s

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American Depositary Shares and Receipts), the Depositary may seek to sell any Deposited Securities then remaining (if the Deposited Securities are listed and publicly traded on a securities exchange and the Depositary believes that it is able, permissible and practicable to sell the Deposited Securities without undue effort) by any legally permissible and practicable means, including in a block sale/single lot transaction and, after the settlement of such sale(s), to the extent legally permissible and practicable, distribute or hold in an account (which may be a segregated or unsegregated account) the net proceeds of such sale(s), less any amounts owing to the Depositary (including, without limitation, cancellation fees), together with any other cash then held by it under the Deposit Agreement, in trust, without liability for interest, for the pro rata benefit of the Holders entitled thereto. If the Depositary sells the Deposited Securities, the Depositary shall be discharged from all, and cease to have any, obligations under the Deposit Agreement and the Receipts after making such sale, except to account for such net proceeds and other cash.

    (iv)    However, if the Deposited Securities are not listed and publicly traded on a securities exchange after the Termination Date (or in the case of clause (b)(ii) above, 30 days after the Exchange Date if, and to the extent, the Depositary is not able to distribute any of the New Carnival Shares to the Holders with respect to the Shares represented by each such Holder’s American Depositary Shares and Receipts), or if, for any reason, the Depositary does not sell the Deposited Securities, the Depositary shall use its reasonable efforts to ensure that the American Depositary Shares cease to be DTC eligible and that neither DTC nor any of its nominees shall thereafter be a Holder. At such time as the American Depositary Shares cease to be DTC eligible and/or neither DTC nor any of its nominees is a Holder, to the extent the Company is not, to the Depositary's knowledge, insolvent or in bankruptcy or liquidation, the Depositary shall:

(A)    cancel all outstanding Receipts,

(B)    request DTC to provide the Depositary with information on those holding American Depositary Shares through DTC and, upon receipt thereof, revise the Receipt Register to reflect the information provided by DTC,

(C)    instruct its Custodian to deliver all Deposited Securities to

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the Company, a subsidiary or affiliate or registered office provider of the Company (the subsidiary or affiliate or registered office provider being the "Company Representative") or an independent trust company engaged by the Company (the "Trustee") to hold those Deposited Securities in trust for the beneficial owners of the Receipts if the Company is not permitted to hold any of the Deposited Securities under applicable law and/or the Company has directed the Depositary to deliver such Deposited Securities to a Company Representative or Trustee along with a stock transfer form and/or such other instruments of transfer covering such Deposited Securities as are needed under applicable law, in either case referring to the names set forth on the Receipt Register, and

(D)    provide the Company with a copy of the Receipt Register (which copy may be sent by email or by any means permitted under the notice provisions of the Deposit Agreement).

Upon receipt of any instrument of transfer covering such Deposited Securities and the Receipt Register, the Company shall deliver to each person reflected on such Receipt Register appropriate documentation to effect the transfer to such persons of the Deposited Securities previously represented by the American Depositary Shares evidenced by their Receipts.

To the extent the Depositary reasonably believes that the Company is insolvent, or if the Company is in receivership, has filed for bankruptcy and/or is otherwise in restructuring, administration or liquidation, and in any such case, the Deposited Securities are not listed and publicly traded on a securities exchange after the Termination Date, or if, for any reason, the Depositary believes it is not able to or cannot practicably sell the Deposited Securities promptly and without undue effort, the Deposited Securities shall be deemed to have no value (and such Holders shall be deemed to have instructed the Depositary that the Deposited Securities have no value). The Depositary may, but shall not be obligated to, and the Holders irrevocably consent and agree that the Depositary may, instruct its Custodian to deliver all Deposited Securities to the Company (acting, as applicable by its administrator, receiver, administrative receiver, liquidator, provisional liquidator, restructuring officer, interim restructuring officer, trustee, controller or other entity overseeing the bankruptcy, insolvency, administration, restructuring or liquidation process) and notify the Company that the Deposited

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Securities are surrendered for no consideration. The Company shall, subject to applicable law, promptly accept the surrender of the Deposited Securities for no consideration and deliver to the Depositary a written notice confirming (A) the acceptance of the surrender of the Deposited Securities for no consideration and (B) the cancellation of such Deposited Securities. Promptly after notifying the Company that the Deposited Securities are surrendered for no consideration and irrespective of whether the Company has complied with the immediately preceding sentence, the Depositary shall notify Holders that their American Depositary Shares have been cancelled with no consideration being payable to Holders.

Upon the Depositary's compliance with the provisions of this Section 6.01(b)(iv) and paragraph (10)(b)(iv) (Termination of Deposit Agreement) of the Receipts, the Depositary and its agents shall be discharged from all, and cease to have any, obligations under the Deposit Agreement and the Receipts.”

SECTION 2.08.    Paragraph (4) (Certain Limitations) of the “[FORM OF FACE OF RECEIPT]” of the Form of Receipt, and of all outstanding Receipts, is amended by deleting the fourth, fifth and sixth sentences of such paragraph (4) in their entirety.

SECTION 2.09.    A new paragraph (12) entitled (Conversion of Foreign Currency) is added to the “[FORM OF FACE OF RECEIPT]” of the Form of Receipt, and all outstanding Receipts, as follows:

“(12)    Conversion of Foreign Currency. To facilitate the administration of various depositary receipt transactions, including disbursement of dividends or other cash distributions and other corporate actions, the Depositary may engage the foreign exchange desk within JPMorgan Chase Bank, N.A. (the "Bank") and/or its affiliates in order to enter into spot foreign exchange transactions to convert foreign currency into U.S. dollars ("FX Transactions"). For certain currencies, FX Transactions are entered into with the Bank or an affiliate, as the case may be, acting in a principal capacity. For other currencies, FX Transactions are routed directly to and managed by an unaffiliated local custodian (or other third-party local liquidity provider), and neither the Bank nor any of its affiliates is a party to such FX Transactions.

The foreign exchange rate applied to an FX Transaction will be either (i) a published benchmark rate, or (ii) a rate determined by a

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third-party local liquidity provider, in each case plus or minus a spread, as applicable. The Depositary will disclose which foreign exchange rate and spread, if any, apply to such currency on the "Disclosures" page (or successor page) of www.adr.com (as updated by the Depositary from time to time, "ADR.com"). Such applicable foreign exchange rate and spread may (and neither the Depositary, the Bank nor any of their affiliates is under any obligation to ensure that such rate does not) differ from rates and spreads at which comparable transactions are entered into with other customers or the range of foreign exchange rates and spreads at which the Bank or any of its affiliates enters into foreign exchange transactions in the relevant currency pair on the date of the FX Transaction. Additionally, the timing of execution of an FX Transaction varies according to local market dynamics, which may include regulatory requirements, market hours and liquidity in the foreign exchange market or other factors. Furthermore, the Bank and its affiliates may manage the associated risks of their position in the market in a manner they deem appropriate without regard to the impact of such activities on the Company, the Depositary, Holders or beneficial owners. The spread applied does not reflect any gains or losses that may be earned or incurred by the Bank and its affiliates as a result of risk management or other hedging related activity.

Notwithstanding the foregoing, to the extent the Company provides U.S. dollars to the Depositary, neither the Bank nor any of its affiliates will execute an FX Transaction as set forth herein. In such case, the Depositary will distribute the U.S. dollars received from the Company.

Further details relating to the applicable foreign exchange rate, the applicable spread and the execution of FX Transactions will be provided by the Depositary on ADR.com. The Company, Holders and beneficial owners each acknowledge and agree that the terms applicable to FX Transactions disclosed from time to time on ADR.com will apply to any FX Transaction executed pursuant to the Deposit Agreement.”

SECTION 2.10.    Paragraph (8) (Charges of Depositary) of the “[FORM OF FACE OF RECEIPT]” of the Form of Receipt, and all outstanding Receipts, is amended by adding the following three paragraphs after the first paragraph:

“The right of the Depositary to charge and receive payment of fees, charges and expenses as in the Deposit Agreement shall survive the

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termination of the Deposit Agreement. Upon the resignation or removal of the Depositary, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

The Depositary anticipates reimbursing the Company for certain expenses incurred by the Company that are related to the establishment and maintenance of the American Depositary Share program upon such terms and conditions as the Company and the Depositary may agree from time to time. The Depositary may make available to the Company a set amount or a portion of the Depositary fees charged in respect of the American Depositary Share program or otherwise upon such terms and conditions as the Company and the Depositary may agree from time to time.

Under certain limited circumstances, the Depositary may reduce or waive certain fees, charges and expenses provided in the Deposit Agreement, including, without limitation, those described in Section 5.09 of the Deposit Agreement, those described in Exhibit B attached thereto and those described in this paragraph (4) (Changes Affecting Deposited Securities), that would normally be charged on American Depositary Shares and Receipts issued to or at the direction of, or otherwise held by, the Company and/or certain Holders and beneficial owners of Receipts and holders and beneficial owners of Shares of the Company.”

SECTION 2.11.    Paragraph (9) (Amendment of Deposit Agreement and Receipts) of the “[FORM OF REVERSE OF RECEIPT]” of the Form of Receipt, and all outstanding Receipts, is replaced in its entirety with the following:

“(9)    Amendment of Deposit Agreement and Receipts. Subject to Sections 2.04 and 2.05 of the Deposit Agreement and paragraphs (2) (Withdrawal of Deposited Securities) and (3) (Transfers, Split-ups and Combinations) of the Receipts, the American Depositary Shares, the Receipts and the Deposit Agreement may be amended by the Company and the Depositary, provided that any amendment that imposes or increases any fees on a per American Depositary Share basis, charges or expenses (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, the transaction fee per cancellation request (including any cancellation request made through SWIFT, facsimile transmission or any other method of

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communication), applicable delivery expenses or other such fees, charges or expenses), or that shall otherwise prejudice any substantial existing right of Holders or beneficial owners, shall become effective thirty (30) days after notice of such amendment shall have been given to the Holders. Every Holder and beneficial owner at the time any amendment to the Deposit Agreement so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

Any amendments or supplements that (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act of 1933 or (b) the American Depositary Shares or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders or beneficial owners.

Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the Form of Receipts to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipts at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance.

Notice of any amendment to the Deposit Agreement or the Form of Receipts shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders and beneficial owners to retrieve or receive the text of such amendment (i.e., upon retrieval from the website of the U.S. Securities and Exchange Commission (the “Commission”), the Depositary

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or the Company, or upon request from the Depositary).”

SECTION 2.12.    Paragraph (10) (Termination of Deposit Agreement) of the “[FORM OF REVERSE OF RECEIPT]” of the Form of Receipt, and all outstanding Receipts, is replaced in its entirety with the following:

“(10)    Termination of Deposit Agreement.

(a)    Termination by the Depositary and the Company.

(i)       The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by mailing notice of such termination to the Holders at least thirty (30) days prior to the termination date.

(ii)       The Deposit Agreement shall also terminate (x) immediately, and automatically without any action or notice by any party to any other party, upon consummation of the “DLC Unification and Redomiciliation Transactions” (as defined in the Registration Statement on Form S-4 (File No. 333-292990) filed by Carnival Corporation with the Commission, and (y) if the Depositary shall terminate the Deposit Agreement by mailing notice of such termination to the Holders at least thirty (30) days prior to the termination date if (A) sixty (60) days shall have expired after such date as the Depositary has provided its notice of resignation to the Company and a successor Depositary shall not be operating under the Deposit Agreement, (B) sixty (60) days shall have expired after such date as the Company has provided notice to the Depositary of the Company’s decision to remove or replace the Depositary under the Deposit Agreement and a successor Depositary shall not be operating thereunder, (C) the Company is bankrupt, in liquidation proceedings or insolvent, (D) the Receipts are delisted from the New York Stock Exchange and/or the Shares cease to be listed on the London Stock Exchange, (E) the Company effects (or will effect) a redemption of all or substantially all of the Deposited Securities, or a cash or share distribution representing a return of all or substantially all of the value of the Deposited Securities, (F) there are no Deposited Securities with respect to American Depositary Shares remaining, including if the Deposited Securities are cancelled, or the Deposited Securities have been deemed to have no value, or (G) there occurs a merger, consolidation, sale of assets or other transaction as a result of which securities or other property are delivered in exchange for

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or in lieu of Deposited Securities.

(iii)      Additionally, the Depositary may immediately terminate the Deposit Agreement, without prior notice to the Company, any Holder or beneficial owner or any other person if (A) required by any law, rule or regulation relating to sanctions by any governmental authority or body, (B) the Depositary would be subject to liability under or pursuant to any law, rule or regulation, or (C) required by any governmental authority or body, in each case as determined by the Depositary in its reasonable discretion.

(iv)      For all purposes hereof, “Termination Date” means the date the Deposit Agreement is terminated in accordance with Section 6.02(a) of the Deposit Agreement and this paragraph (10)(a) (Termination of Deposit Agreement).

(b)    Depositary’s Obligations.

    (i)    After the Termination Date, the Depositary and its agents will perform no further acts under the Deposit Agreement and the Receipts, except to receive and hold (or sell) distributions on Deposited Securities, deliver Deposited Securities being withdrawn and to take such actions as provided in clauses (b)(ii), (iii) and/or (iv) below, in each case subject to payment to the Depositary of the applicable fees and expenses provided in Section 5.09 of the Deposit Agreement, paragraph (8) (Charges of the Depositary) of the Receipts and Exhibit B attached to the Deposit Agreement.

    (ii)    If the Deposit Agreement shall have terminated pursuant to Section 6.02(a)(ii)(x) thereof and paragraph (10)(a)(ii)(x) (Termination of Deposit Agreement) of the Receipts then, following the Termination Date, the Depositary shall, and the Company and each Holder of Receipts outstanding on such date shall be deemed to have instructed the Depositary to, use its reasonable efforts to distribute common shares of Carnival Corporation Ltd. received by the Depositary in exchange for the Shares in the DLC Unification and Redomiciliation Transactions (the “New Carnival Shares”) to the Holders with respect to the Shares represented by each such Holder’s American Depositary Shares and Receipts, and the Company agrees to cause its registrar to exchange all such Shares for the New Carnival Shares issuable with respect thereto in the DLC Unification and Redomiciliation Transactions

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(the date of such exchange being referred to herein as the “Exchange Date”); and from and after the Exchange Date, such New Carnival Shares shall constitute Deposited Securities and each American Depositary Share evidenced by Receipts shall automatically represent its pro rata interest in the Deposited Securities as then constituted as provided in Section 4.08 of the Deposit Agreement and paragraph (4) (Changes Affecting Deposited Securities) of the Receipts, and thereafter the Depositary and its agents shall treat such New Carnival Shares as the Deposited Securities for purposes of any actions that may be taken with respect to Deposited Securities as provided in the Receipts and the Deposit Agreement, in each case subject to payment to the Depositary of the applicable fees and expenses provided in Section 5.09 of the Deposit Agreement, paragraph (8) (Charges of the Depositary) of the Receipts and Exhibit B attached to the Deposit Agreement.

    (iii)    After the Termination Date (or in the case of clause (b)(ii) above, 30 days after the Exchange Date if, and to the extent, the Depositary is not able to distribute any of the New Carnival Shares to the Holders with respect to the Shares represented by each such Holder’s American Depositary Shares and Receipts), the Depositary may seek to sell any Deposited Securities then remaining (if the Deposited Securities are listed and publicly traded on a securities exchange and the Depositary believes that it is able, permissible and practicable to sell the Deposited Securities without undue effort) by any legally permissible and practicable means, including in a block sale/single lot transaction and, after the settlement of such sale(s), to the extent legally permissible and practicable, distribute or hold in an account (which may be a segregated or unsegregated account) the net proceeds of such sale(s), less any amounts owing to the Depositary (including, without limitation, cancellation fees), together with any other cash then held by it under the Deposit Agreement, in trust, without liability for interest, for the pro rata benefit of the Holders entitled thereto. If the Depositary sells the Deposited Securities, the Depositary shall be discharged from all, and cease to have any, obligations under the Deposit Agreement and the Receipts after making such sale, except to account for such net proceeds and other cash.

    (iv)    However, if the Deposited Securities are not listed and publicly traded on a securities exchange after the Termination Date (or in the case of clause (b)(ii) above, 30 days after the Exchange Date if, and to the extent, the Depositary is not able to distribute any of the

17

New Carnival Shares to the Holders with respect to the Shares represented by each such Holder’s American Depositary Shares and Receipts), or if, for any reason, the Depositary does not sell the Deposited Securities, the Depositary shall use its reasonable efforts to ensure that the American Depositary Shares cease to be DTC eligible and that neither DTC nor any of its nominees shall thereafter be a Holder. At such time as the American Depositary Shares cease to be DTC eligible and/or neither DTC nor any of its nominees is a Holder, to the extent the Company is not, to the Depositary's knowledge, insolvent or in bankruptcy or liquidation, the Depositary shall:

(A)     cancel all outstanding Receipts,

(B)     request DTC to provide the Depositary with information on those holding American Depositary Shares through DTC and, upon receipt thereof, revise the Receipt Register to reflect the information provided by DTC,

(C)     instruct its Custodian to deliver all Deposited Securities to the Company, a subsidiary or affiliate or registered office provider of the Company (the subsidiary or affiliate or registered office provider being the "Company Representative") or an independent trust company engaged by the Company (the "Trustee") to hold those Deposited Securities in trust for the beneficial owners of the Receipts if the Company is not permitted to hold any of the Deposited Securities under applicable law and/or the Company has directed the Depositary to deliver such Deposited Securities to a Company Representative or Trustee along with a stock transfer form and/or such other instruments of transfer covering such Deposited Securities as are needed under applicable law, in either case referring to the names set forth on the Receipt Register, and

(D)     provide the Company with a copy of the Receipt Register (which copy may be sent by email or by any means permitted under the notice provisions of the Deposit Agreement).

Upon receipt of any instrument of transfer covering such Deposited Securities and the Receipt Register, the Company shall deliver to each person reflected on such Receipt Register appropriate documentation to effect the transfer to such persons of the Deposited Securities previously represented by the American Depositary Shares

18

evidenced by their Receipts.

To the extent the Depositary reasonably believes that the Company is insolvent, or if the Company is in receivership, has filed for bankruptcy and/or is otherwise in restructuring, administration or liquidation, and in any such case, the Deposited Securities are not listed and publicly traded on a securities exchange after the Termination Date, or if, for any reason, the Depositary believes it is not able to or cannot practicably sell the Deposited Securities promptly and without undue effort, the Deposited Securities shall be deemed to have no value (and such Holders shall be deemed to have instructed the Depositary that the Deposited Securities have no value). The Depositary may, but shall not be obligated to, and the Holders irrevocably consent and agree that the Depositary may, instruct its Custodian to deliver all Deposited Securities to the Company (acting, as applicable by its administrator, receiver, administrative receiver, liquidator, provisional liquidator, restructuring officer, interim restructuring officer, trustee, controller or other entity overseeing the bankruptcy, insolvency, administration, restructuring or liquidation process) and notify the Company that the Deposited Securities are surrendered for no consideration. The Company shall, subject to applicable law, promptly accept the surrender of the Deposited Securities for no consideration and deliver to the Depositary a written notice confirming (A) the acceptance of the surrender of the Deposited Securities for no consideration and (B) the cancellation of such Deposited Securities. Promptly after notifying the Company that the Deposited Securities are surrendered for no consideration and irrespective of whether the Company has complied with the immediately preceding sentence, the Depositary shall notify Holders that their American Depositary Shares have been cancelled with no consideration being payable to Holders.

Upon the Depositary's compliance with the provisions of Section 6.01(b)(iv) of the Deposit Agreement and this paragraph (10)(b)(iv) (Termination of Deposit Agreement), the Depositary and its agents shall be discharged from all, and cease to have any, obligations under the Deposit Agreement and the Receipts.”

SECTION 2.13.    The Form of Receipt, and each outstanding Receipt, reflecting the amendments set forth in this Article II, are amended and restated to read as set forth in Exhibit A attached hereto.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01.    Representations and Warranties. The Company represents and warrants to, and agrees with, the Depositary and all Holders, that:

(a)    This Amendment, when executed and delivered by the Company, will be duly and validly authorized, executed and delivered by the Company, and it and the Deposit Agreement as amended hereby constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

(b)    In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, and any other document furnished hereunder or thereunder, none of such agreements or documents need to be filed or recorded with any court or other authority in England and Wales, nor does any stamp or similar tax or governmental charge need to be paid in England and Wales and on or in respect of any such agreements and documents.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01.    Indemnification. The provisions contained in Sections 5.02, 5.03 and 5.08 of the Deposit Agreement are incorporated herein by this reference and deemed to be a part hereof and applicable hereto as if directly set forth herein, and such provisions shall apply to any and all losses, liabilities, expenses and/or damages the Depositary and/or Custodian incur or suffer in connection with, as a result or by reason of, the terms of this Amendment and the transactions contemplated herein.

SECTION 4.02.    Effective Time. This Amendment shall be effective three (3) months after notice of such amendment shall have been given to the Holders as provided in Section 6.01 of the Deposit Agreement (the “Effective Time”). Each Holder and beneficial owner shall be deemed, by continuing to hold American Depositary Shares after the Effective Time, to have consented and agreed to this Amendment and to be subject to and bound by all of the terms and conditions of the Deposit Agreement, as amended by this Amendment after the Effective Time.

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SECTION 4.03.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one instrument.

SECTION 4.04.    Miscellaneous. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK. Delivery of an executed signature page of this Amendment by facsimile or other electronic transmission (including “.pdf”, “.tif” or similar format) shall be effective as delivery of a manually executed counterpart hereof. The provisions of Article VII of the Deposit Agreement are incorporated herein by reference and deemed to be a part hereof applicable hereto.

[Signature page follows]

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IN WITNESS WHEREOF, CARNIVAL PLC and JPMORGAN CHASE BANK, N.A. have duly executed this Amendment No. 1 to the Amended and Restated Deposit Agreement as of the day and year first above set forth and all Holders shall become parties hereto upon acceptance by them of American Depositary Shares issued in accordance with the terms hereof, or upon acquisition of any beneficial interest therein.

CARNIVAL PLC

By:	/s/ Enrique Miguez
	Name:	Enrique Miguez
	Title:	General Counsel

JPMORGAN CHASE BANK, N.A.

By:	/s/ Gregory A. Levendis
	Name:	Gregory A. Levendis
	Title:	Executive Director

[Signature Page to Amendment No. 1 to Amended and Restated Deposit Agreement]

EXHIBIT A
TO AMENDMENT NO. 1 TO AMENDED AND RESTATED DEPOSIT AGREEMENT

ANNEXED TO AND INCORPORATED IN

AMENDED AND RESTATED DEPOSIT AGREEMENT

[FORM OF FACE OF RECEIPT]

AMERICAN DEPOSITARY RECEIPTS

evidencing

AMERICAN DEPOSITARY SHARES

representing

ORDINARY SHARES

OF

CARNIVAL PLC

(Incorporated under the laws of England)

No. __________________

JPMORGAN CHASE BANK, incorporated under the laws of the State of New York, as depositary (the “Depositary”), hereby certifies that _______________ is the owner of ___________ American Depositary Shares (“American Depositary Shares”), representing deposited Ordinary Shares or evidence of rights to receive such Ordinary Shares (“Shares”), of CARNIVAL PLC, a public limited company incorporated under the laws of England and Wales (the “Company”). At the date hereof each American Depositary Share represents one Share deposited under the Deposit Agreement (hereinafter defined) at the London office of JPMorgan Chase Bank, as Custodian (the “Custodian”).

(1)       The Deposit Agreement. This American Depositary Receipt is one of the receipts (the “Receipts”) executed and delivered pursuant to the Amended and Restated Deposit Agreement dated as of April 21, 2003 (as amended from time to time, the “Deposit Agreement”) by and among the Company, the Depositary and all registered holders (“Holders”) from time to time of Receipts, each of whom by accepting a Receipt becomes a party thereto, bound by all applicable terms and provisions thereof and hereof. The Deposit Agreement sets forth the rights of Holders and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash, collectively, the “Deposited Securities”). Copies of the Deposit Agreement and of the Company’s provisions of or governing Deposited Securities are on file at the Depositary’s Office, the office of the Custodian and at any other designated transfer offices. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions thereof. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities. Capitalized terms used herein that are not defined herein shall have the meanings assigned to them in the Deposit Agreement.

(2)       Withdrawal of Deposited Securities. Upon surrender of this Receipt and payment of the fee of the Depositary provided for in paragraph (8) on the face of this Receipt at the Depositary’s Office or at such other offices as it may designate, subject to the Deposit Agreement, and applicable provisions of or governing the Deposited Securities, the Holder hereof is entitled to the delivery without unreasonable delay at the office of the Custodian to such Holder or upon such Holder’s order of the Deposited Securities at the time represented by the American Depositary Shares evidenced by this Receipt. Delivery of such Deposited Securities may be made by the

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delivery of certificates, to the extent such Deposited Securities may be represented by certificates, in the name of the Holder hereof or as ordered by such Holder or by the delivery of certificates which, if required by law, shall be properly endorsed or accompanied by properly executed instruments of transfer or, in the case of cash or property, in the manner described on the reverse hereof. At the request, risk and expense of the Holder hereof, the Depositary shall direct the Custodian to forward such Deposited Securities for delivery at the Depositary’s Office or at such other place as may have been designated by the Depositary and specified by the Holder. Notwithstanding any provision of the Deposit Agreement or this Receipt to the contrary, the Depositary may restrict withdrawals of Deposited Securities only for the reasons set forth in General Instruction I.A.(1) to Form F-6 (as such instructions may be amended from time to time) under the Securities Act of 1933.

(3)       Transfers, Split-ups and Combinations. This Receipt is transferable on the register maintained by the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt at any designated transfer office properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by applicable law; provided that the Depositary may close the Receipt register at any time or from time to time when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement or at the request of the Company. This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipt or Receipts surrendered.

(4)       Certain Limitations. Prior to the execution and delivery, registration, registration of transfer, split-up or combination of any Receipt, the delivery of any distribution in respect thereof, or the withdrawal of any Deposited Securities, the Depositary, the Company or the Custodian may require: (a) payment of (i) any stock transfer or other tax or other governmental charge with respect thereto, (ii) any stock transfer or registration fees in effect for the registration of transfers of Shares or other Deposited Securities generally in any applicable register and (iii) any applicable charges as provided in paragraph (8) on the face of this Receipt; (b) proof satisfactory to it of the identity and genuineness of any signature and of such other information (including, without limitation, information as to citizenship, residence, exchange control approval, or legal or beneficial ownership of any securities) as it may deem necessary or proper or as the Company may require; and (c) compliance with such regulations, if any, as the Depositary may establish consistent with the Deposit Agreement. The delivery of Receipts against deposits of Shares generally or particular Shares, or the registration of transfer of Receipts or withdrawal of Deposited Securities generally or in particular instances may be suspended or refused, during any period when the Receipt register or any register for Shares or other Deposited Securities is closed or when any such action is deemed necessary or advisable by the Depositary or the Company for any reason. The Depositary may issue Receipts against rights to receive Shares from the Company, or any Custodian, or any registrar, transfer agent, clearing agency or other entity recording Share ownership or transactions. Without limitation of the foregoing, the Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered pursuant to the provisions of the United States Securities Act of 1933, as amended, unless a registration statement is in effect as to such Shares. The Depositary will use reasonable efforts to comply with instructions of the Company to not accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company’s compliance with securities laws in the United States.

(5)       Liability of Holder for Taxes. If any tax or other governmental charge shall become payable by or on behalf of the Custodian or the Depositary with respect to this Receipt or any Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, such tax or other governmental charge shall be payable by the Holder hereof, who shall pay the amount thereof to the person who has paid such tax or other governmental charge. The Depositary may refuse to effect any registration of transfer of this Receipt or any withdrawal of such Deposited Securities until such payment is made, and may withhold or deduct from any distributions on such Deposited Securities, or may sell for the account of the Holder hereof any part or all of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such cash or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency.

(6)       Warranties by Depositor. Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued and outstanding, fully paid, non assessable and free of preemptive rights, and that the person making such deposit is duly

A-2

authorized so to do and that such Shares (A) are not “restricted securities” as such term is defined in Rule 144 under the Securities Act of 1933 unless at the time of deposit they may be freely transferred in accordance with Rule 144(k) and may otherwise be offered and sold freely in the United States or (B) have been registered under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

(7)       Disclosure of Interests. Notwithstanding any other provision of the Deposit Agreement or this Receipt, each Holder agrees to comply with requests from the Company which are made under statutory provisions in the United Kingdom to provide information as to the capacity in which such Holder owns Receipts and regarding the identity of any other person interested in such Receipts and the nature of such interest and may, pursuant to such statutory provisions and any provisions of the Articles of Association of the Company, forfeit the right to vote and to direct the voting of, and be prohibited from transferring, Receipts as to which compliance is not made, all as if such Receipts were to the extent practicable the Shares represented by the American Depositary Shares evidenced thereby, and the Depositary agrees to use its reasonable efforts to comply with any instructions received from the Company requesting that the Depositary take the reasonable actions specified therein to obtain such information.

(8)       Charges of Depositary. The Depositary will charge each person to whom Receipts are delivered against deposits of Shares, and each person surrendering Receipts for withdrawal of Deposited Securities, U.S. $5.00 for each 100 American Depositary Shares (or portion thereof) evidenced by the Receipts delivered or surrendered. The Company will pay all other charges of the Depositary and those of any Receipt registrar, co-transfer agent, co-registrar and any other agent of the Depositary (except the Custodian), plus reasonable expenses, except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing Shares or Holders, of Receipts in connection with the delivery of Shares, Receipts or Deposited Securities, (which are payable by such persons or Holders), (iii) transfer or registration fees for the registration of transfers of deposited Shares and other Deposited Securities on any applicable register in the name of the Custodian or its nominee or in connection with any withdrawal of Deposited Securities (which are payable by the person depositing Shares or withdrawing Deposited Securities), and (iv) such charges as are incurred or paid by the Depositary in the conversion of foreign currency into U.S. dollars (which are reimbursable out of such foreign currency). The provisions in respect of these charges may be changed in the manner indicated on the reverse hereof.

The right of the Depositary to charge and receive payment of fees, charges and expenses as in the Deposit Agreement shall survive the termination of the Deposit Agreement. Upon the resignation or removal of the Depositary, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

The Depositary anticipates reimbursing the Company for certain expenses incurred by the Company that are related to the establishment and maintenance of the American Depositary Share program upon such terms and conditions as the Company and the Depositary may agree from time to time. The Depositary may make available to the Company a set amount or a portion of the Depositary fees charged in respect of the American Depositary Share program or otherwise upon such terms and conditions as the Company and the Depositary may agree from time to time.

Under certain limited circumstances, the Depositary may reduce or waive certain fees, charges and expenses provided in the Deposit Agreement, including, without limitation, those described in Section 5.09 of the Deposit Agreement, those described in Exhibit B attached thereto and those described in this paragraph (4) (Changes Affecting Deposited Securities), that would normally be charged on American Depositary Shares and Receipts issued to or at the direction of, or otherwise held by, the Company and/or certain Holders and beneficial owners of Receipts and holders and beneficial owners of Shares of the Company.

(9)       Title to Receipts. It is a condition of this Receipt, and every successive holder hereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the Deposited Securities represented by the American Depositary Shares evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the register maintained by the Depositary as the absolute owner hereof for the purpose of determining the person

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entitled to any distribution or notice and for all other purposes.

(10)       Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose unless executed by the Depositary by the manual signature of a duly authorized officer of the Depositary or, if a Receipt registrar for the Receipts shall have been appointed, by the manual signature of a duly authorized officer of such registrar or any co-registrar.

(11)       Available Information. The Company is subject to the periodic reporting requirements under the Securities Exchange Act of 1934 and will in accordance therewith file reports and other information with the Commission. Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission located at the date hereof at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549.

(12)       Conversion of Foreign Currency. To facilitate the administration of various depositary receipt transactions, including disbursement of dividends or other cash distributions and other corporate actions, the Depositary may engage the foreign exchange desk within JPMorgan Chase Bank, N.A. (the "Bank") and/or its affiliates in order to enter into spot foreign exchange transactions to convert foreign currency into U.S. dollars ("FX Transactions"). For certain currencies, FX Transactions are entered into with the Bank or an affiliate, as the case may be, acting in a principal capacity. For other currencies, FX Transactions are routed directly to and managed by an unaffiliated local custodian (or other third-party local liquidity provider), and neither the Bank nor any of its affiliates is a party to such FX Transactions.

The foreign exchange rate applied to an FX Transaction will be either (i) a published benchmark rate, or (ii) a rate determined by a third-party local liquidity provider, in each case plus or minus a spread, as applicable. The Depositary will disclose which foreign exchange rate and spread, if any, apply to such currency on the "Disclosures" page (or successor page) of www.adr.com (as updated by the Depositary from time to time, "ADR.com"). Such applicable foreign exchange rate and spread may (and neither the Depositary, the Bank nor any of their affiliates is under any obligation to ensure that such rate does not) differ from rates and spreads at which comparable transactions are entered into with other customers or the range of foreign exchange rates and spreads at which the Bank or any of its affiliates enters into foreign exchange transactions in the relevant currency pair on the date of the FX Transaction. Additionally, the timing of execution of an FX Transaction varies according to local market dynamics, which may include regulatory requirements, market hours and liquidity in the foreign exchange market or other factors. Furthermore, the Bank and its affiliates may manage the associated risks of their position in the market in a manner they deem appropriate without regard to the impact of such activities on the Company, the Depositary, Holders or beneficial owners. The spread applied does not reflect any gains or losses that may be earned or incurred by the Bank and its affiliates as a result of risk management or other hedging related activity.

Notwithstanding the foregoing, to the extent the Company provides U.S. dollars to the Depositary, neither the Bank nor any of its affiliates will execute an FX Transaction as set forth herein. In such case, the Depositary will distribute the U.S. dollars received from the Company.

Further details relating to the applicable foreign exchange rate, the applicable spread and the execution of FX Transactions will be provided by the Depositary on ADR.com. The Company, Holders and beneficial owners each acknowledge and agree that the terms applicable to FX Transactions disclosed from time to time on ADR.com will apply to any FX Transaction executed pursuant to the Deposit Agreement.

Dated:

JPMORGAN CHASE BANK, as Depositary

By:
(Title)

As of the date of the Deposit Agreement, the address of the Depositary’s Office is 270 Park Avenue, Floor 8, New York, New York 10017.

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[FORM OF REVERSE OF RECEIPT]

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

OF THE DEPOSIT AGREEMENT

(1)       Distributions upon Deposited Securities. Whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution upon any Deposited Securities, the Depositary or the Custodian shall, after any necessary conversion of such distribution to U.S. dollars as hereinafter discussed and fixing a record date in respect thereof for determining Holders entitled thereto referred to in paragraph (2) below, subject to the provisions of the Deposit Agreement, distribute the amount thus received, by checks drawn on a bank in The City of New York, to the Holders entitled thereto on such record date of Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively; provided that the Depositary shall make appropriate adjustments in the amounts so distributed in respect of (a) any of the Deposited Securities being not entitled, by reason of their date of issuance or otherwise, to receive all or any portion at such distribution or (b) any amounts (i) required to be withheld by the Company, the Custodian or the Depositary on account of taxes or (ii) charged by the Depositary or withheld from distribution in connection with the conversion of foreign currency into U.S. dollars. If in the judgment of the Depositary amounts received in foreign currency may not be converted on a reasonable basis into U.S. dollars transferable to the United States, or may not be so convertible for all of the Holders entitled thereto, the Depositary may in its discretion either make such conversion and distribution in U.S. dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the foreign currency received and not so convertible by the Depositary to, or hold such balance or all such foreign currency for the respective accounts of, the Holders entitled thereto for whom such conversion and distribution is not practicable. If in the opinion of the Depositary any distribution other than cash or Shares upon any Deposited Securities cannot be made proportionately among the Holders entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, and shall if the Company shall so request, subject to the provisions of the Deposit Agreement, distribute to the Holders entitled thereto on a record date referred to in paragraph (2) below of Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively, additional Receipts for an aggregate number of American Depositary Shares corresponding to the number of Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in the case of any such distribution, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds to the Holders entitled thereto as in the case of a distribution received in cash. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares so distributed upon such Deposited Securities. If the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any nature, the Depositary shall have discretion as to whether such rights are to be made available to the Holders; provided that the Depositary will, if requested by the Company, either (y) make such rights available to Holders by means of warrants or otherwise, if lawful and feasible, or (z) if making such rights available is not lawful or not feasible, or if such rights or warrants are not exercised and appear to be about to lapse, sell such rights or warrants at public or private sale, at such place or places and upon such terms as the Depositary may deem proper, and allocate the proceeds of such sales for account of the Holders otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise, and distribute the net proceeds so allocated to the Holders entitled thereto as in the case of a distribution received in cash. The Depositary need not distribute securities, Receipts or rights unless the Company furnishes certain evidence or opinions in respect of United States securities laws (which the Company has no obligation to do).

(2)       Record Dates. Whenever any distribution referred to in paragraph (1) above is being made upon any Deposited Securities or any meeting of holders of Shares or other Deposited Securities is being held or wherever

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the Depositary shall find it necessary or convenient in connection with the giving of a notice or solicitation of a consent or any other matter, the Depositary will fix a record date for the determination of the Holders of Receipts evidencing the American Depositary Shares representing such Deposited Securities who shall be entitled to receive such distribution or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or receive such notice or solicitation or act in respect of such other matter, subject to the provisions of the Deposit Agreement.

(3)       Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting of holders of Shares or other Deposited Securities, the Depositary will mail to the Holders a notice that will contain (a) such information as is contained in such notice of meeting and (b) a statement that the Holders at the close of business on a specified record date will be entitled, subject to any applicable provisions of law and applicable provisions of and governing the Deposited Securities, to instruct the Depositary as to the exercise of voting rights, if any, pertaining to the amount of Deposited Securities represented by their respective number of American Depositary Shares, and (c) a brief statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company. Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary will endeavor insofar as practicable and permitted under any applicable provisions of law and applicable provisions of or governing the Deposited Securities, to vote or cause to be voted the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Holder’s Receipt or Receipts in accordance with any nondiscretionary instructions set forth in such request. The Depositary will not vote any Deposited Securities represented by the American Depositary Shares evidenced by this Receipt except in accordance with written instructions from the Holder entitled hereunder to give such instructions.

(4)       Changes Affecting Deposited Securities. Upon any change in par value, split-up, consolidation, cancellation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities that shall be received by the Depositary in exchange for, or in conversion, replacement or otherwise in respect of, Deposited Securities shall be treated as Deposited Securities under the Deposit Agreement, and this Receipt shall thenceforth evidence American Depositary Shares representing the right to receive the Deposited Securities so received to the extent that additional Receipts are not delivered pursuant to the following sentence. In any such case, the Depositary may with the Company’s approval, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend of Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts.

(5)       Reports; Inspection of Register. The Depositary will make available for inspection by Holders at the Depositary’s Office and at any other designated transfer offices any reports and communications received from the Company which are both (a) received by the Depositary, the Custodian or the nominee of either as the holder of the Deposited Securities and (b) made generally available to the holders of Deposited Securities by the Company. The Depositary will also mail or make available to Holders copies of such reports when furnished by the Company as provided in the Deposit Agreement. The Depositary will keep a register, at its transfer office in The City of New York, for the registration of Receipts and their transfer, which at all reasonable times will be open for inspection by the Holders and the Company; provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

(6)       Withholding. In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Company and the Depositary will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary. If the Depositary determines that any distribution in property (including Shares or Rights to subscribe therefor) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or

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private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto.

(7)       Liability of the Company and the Depositary. Neither the Depositary, its agents nor the Company shall incur any liability if, by reason of any present or future law, applicable provision of or governing any Deposited Security, act of God, war or other circumstance beyond its control, the Depositary, its agents or the Company shall be prevented or forbidden from, or subjected to any civil or criminal penalty on account of, or delayed in, doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed. Each of the Company, the Depositary and its agents assume no obligation and shall be subject to no liability under the Deposit Agreement or this Receipt to Holders or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in the Deposit Agreement without gross negligence or bad faith. Neither the Depositary, its agents nor the Company will be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of this Receipt that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required. Neither the Depositary, its agents nor the Company will be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it to be competent to give such advice or information. The Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited securities, for the manner in which any such vote is cast or the effect of any such vote. The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Company has agreed to indemnify the Depositary, the Custodian, any Receipt registrar, co-transfer agent, co-registrar or other agent of the Depositary appointed hereunder (the “indemnified persons”) against any loss, liability or expense (including fees and expenses of counsel) that may arise (a) out of acts performed or omitted in connection with the Deposit Agreement and the Receipts, (i) by any indemnified person, except to the extent that any such loss, liability or expense is due to the gross negligence or bad faith of such indemnified person, or (ii) by the Company or any of its agents, or (b) out of or in connection with any offer or sale of Receipts, American Depositary Shares, Shares or any other Deposited Securities or any registration statement under the Securities Act of 1933 in respect thereof. In no event shall the Depositary or any of its agents be liable for any indirect, special, punitive or consequential damages. In no event shall the Company or any of its agents be liable to any Holder or other third party for any indirect, special, punitive or consequential damages.

(8)       Resignation and Removal of Depositary; the Custodian. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, or be removed by the Company by written notice of such removal, such resignation or removal to take effect upon the appointment of and acceptance by a successor depositary as provided in the Deposit Agreement. The Depositary may, upon written request or written approval of the Company, at any time appoint substitute or additional custodians and the term “Custodian” refers to each Custodian or all Custodians as the context requires.

(9)       Amendment of Deposit Agreement and Receipts. Subject to Sections 2.04 and 2.05 of the Deposit Agreement and paragraphs (2) (Withdrawal of Deposited Securities) and (3) (Transfers, Split-ups and Combinations) of the Receipts, the American Depositary Shares, the Receipts and the Deposit Agreement may be amended by the Company and the Depositary, provided that any amendment that imposes or increases any fees on a per American Depositary Share basis, charges or expenses (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, the transaction fee per cancellation request (including any cancellation request made through SWIFT, facsimile transmission or any other method of communication), applicable delivery expenses or other such fees, charges or expenses), or that shall otherwise prejudice any substantial existing right of Holders or beneficial owners, shall become effective thirty (30) days after notice of such amendment shall have been given to the Holders. Every Holder and beneficial owner at the time any amendment to the Deposit Agreement so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

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Any amendments or supplements that (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act of 1933 or (b) the American Depositary Shares or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders or beneficial owners.

Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the Form of Receipts to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipts at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance.

Notice of any amendment to the Deposit Agreement or the Form of Receipts shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders and beneficial owners to retrieve or receive the text of such amendment (i.e., upon retrieval from the website of the U.S. Securities and Exchange Commission (the “Commission”), the Depositary or the Company, or upon request from the Depositary).

(10)       Termination of Deposit Agreement.

(a) Termination by the Depositary and the Company.

(i)       The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by mailing notice of such termination to the Holders at least thirty (30) days prior to the termination date.

(ii)       The Deposit Agreement shall also terminate (x) immediately, and automatically without any action or notice by any party to any other party, upon consummation of the “DLC Unification and Redomiciliation Transactions” (as defined in the Registration Statement on Form S-4 (File No. 333-292990) filed by Carnival Corporation with the Commission, and (y) if the Depositary shall terminate the Deposit Agreement by mailing notice of such termination to the Holders at least thirty (30) days prior to the termination date if (A) sixty (60) days shall have expired after such date as the Depositary has provided its notice of resignation to the Company and a successor Depositary shall not be operating under the Deposit Agreement, (B) sixty (60) days shall have expired after such date as the Company has provided notice to the Depositary of the Company’s decision to remove or replace the Depositary under the Deposit Agreement and a successor Depositary shall not be operating thereunder, (C) the Company is bankrupt, in liquidation proceedings or insolvent, (D) the Receipts are delisted from the New York Stock Exchange and/or the Shares cease to be listed on the London Stock Exchange, (E) the Company effects (or will effect) a redemption of all or substantially all of the Deposited Securities, or a cash or share distribution representing a return of all or substantially all of the value of the Deposited Securities, (F) there are no Deposited Securities with respect to American Depositary Shares remaining, including if the Deposited Securities are cancelled, or the Deposited Securities have been deemed to have no value, or (G) there occurs a merger, consolidation, sale of assets or other transaction as a result of which securities or other property are delivered in exchange for or in lieu of Deposited Securities.

(iii)       Additionally, the Depositary may immediately terminate the Deposit Agreement, without prior notice to the Company, any Holder or beneficial owner or any other person if (A) required by any law, rule or regulation relating to sanctions by any governmental authority or body, (B) the Depositary would be subject to liability under or pursuant to any law, rule or regulation, or (C) required by any governmental authority or body, in each case as determined by the Depositary in its reasonable discretion.

(iv)       For all purposes hereof, “Termination Date” means the date the Deposit Agreement is

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terminated in accordance with Section 6.02(a) of the Deposit Agreement and this paragraph (10)(a) (Termination of Deposit Agreement).

(b) Depositary’s Obligations.

(i) After the Termination Date, the Depositary and its agents will perform no further acts under the Deposit Agreement and the Receipts, except to receive and hold (or sell) distributions on Deposited Securities, deliver Deposited Securities being withdrawn and to take such actions as provided in clauses (b)(ii), (iii) and/or (iv) below, in each case subject to payment to the Depositary of the applicable fees and expenses provided in Section 5.09 of the Deposit Agreement, paragraph (8) (Charges of the Depositary) of the Receipts and Exhibit B attached to the Deposit Agreement.

(ii) If the Deposit Agreement shall have terminated pursuant to Section 6.02(a)(ii)(x) thereof and paragraph (10)(a)(ii)(x) (Termination of Deposit Agreement) of the Receipts then, following the Termination Date, the Depositary shall, and the Company and each Holder of Receipts outstanding on such date shall be deemed to have instructed the Depositary to, use its reasonable efforts to distribute common shares of Carnival Corporation Ltd. received by the Depositary in exchange for the Shares in the DLC Unification and Redomiciliation Transactions (the “New Carnival Shares”) to the Holders with respect to the Shares represented by each such Holder’s American Depositary Shares and Receipts, and the Company agrees to cause its registrar to exchange all such Shares for the New Carnival Shares issuable with respect thereto in the DLC Unification and Redomiciliation Transactions (the date of such exchange being referred to herein as the “Exchange Date”); and from and after the Exchange Date, such New Carnival Shares shall constitute Deposited Securities and each American Depositary Share evidenced by Receipts shall automatically represent its pro rata interest in the Deposited Securities as then constituted as provided in Section 4.08 of the Deposit Agreement and paragraph (4) (Changes Affecting Deposited Securities) of the Receipts, and thereafter the Depositary and its agents shall treat such New Carnival Shares as the Deposited Securities for purposes of any actions that may be taken with respect to Deposited Securities as provided in the Receipts and the Deposit Agreement, in each case subject to payment to the Depositary of the applicable fees and expenses provided in Section 5.09 of the Deposit Agreement, paragraph (8) (Charges of the Depositary) of the Receipts and Exhibit B attached to the Deposit Agreement.

(iii) After the Termination Date (or in the case of clause (b)(ii) above, 30 days after the Exchange Date if, and to the extent, the Depositary is not able to distribute any of the New Carnival Shares to the Holders with respect to the Shares represented by each such Holder’s American Depositary Shares and Receipts), the Depositary may seek to sell any Deposited Securities then remaining (if the Deposited Securities are listed and publicly traded on a securities exchange and the Depositary believes that it is able, permissible and practicable to sell the Deposited Securities without undue effort) by any legally permissible and practicable means, including in a block sale/single lot transaction and, after the settlement of such sale(s), to the extent legally permissible and practicable, distribute or hold in an account (which may be a segregated or unsegregated account) the net proceeds of such sale(s), less any amounts owing to the Depositary (including, without limitation, cancellation fees), together with any other cash then held by it under the Deposit Agreement, in trust, without liability for interest, for the pro rata benefit of the Holders entitled thereto. If the Depositary sells the Deposited Securities, the Depositary shall be discharged from all, and cease to have any, obligations under the Deposit Agreement and the Receipts after making such sale, except to account for such net proceeds and other cash.

(iv) However, if the Deposited Securities are not listed and publicly traded on a securities exchange after the Termination Date (or in the case of clause (b)(ii) above, 30 days after the Exchange Date if, and to the extent, the Depositary is not able to distribute any of the New Carnival Shares to the Holders with respect to the Shares represented by each such Holder’s American Depositary Shares and Receipts), or if, for any reason, the Depositary does not sell the Deposited Securities, the Depositary shall use its reasonable efforts to ensure that the American Depositary Shares cease to be DTC eligible and that neither DTC nor any of its nominees shall thereafter be a Holder. At such time as the American Depositary Shares cease to be DTC eligible and/or neither DTC nor any of its nominees is a Holder, to the extent the Company is not, to the Depositary's knowledge, insolvent or in bankruptcy or liquidation, the Depositary shall:

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(A)        cancel all outstanding Receipts,

(B)  request DTC to provide the Depositary with information on those holding American Depositary Shares through DTC and, upon receipt thereof, revise the Receipt Register to reflect the information provided by DTC,

(C)  instruct its Custodian to deliver all Deposited Securities to the Company, a subsidiary or affiliate or registered office provider of the Company (the subsidiary or affiliate or registered office provider being the "Company Representative") or an independent trust company engaged by the Company (the "Trustee") to hold those Deposited Securities in trust for the beneficial owners of the Receipts if the Company is not permitted to hold any of the Deposited Securities under applicable law and/or the Company has directed the Depositary to deliver such Deposited Securities to a Company Representative or Trustee along with a stock transfer form and/or such other instruments of transfer covering such Deposited Securities as are needed under applicable law, in either case referring to the names set forth on the Receipt Register, and

(D)        provide the Company with a copy of the Receipt Register (which copy may be sent by email or by any means permitted under the notice provisions of the Deposit Agreement).

Upon receipt of any instrument of transfer covering such Deposited Securities and the Receipt Register, the Company shall deliver to each person reflected on such Receipt Register appropriate documentation to effect the transfer to such persons of the Deposited Securities previously represented by the American Depositary Shares evidenced by their Receipts.

To the extent the Depositary reasonably believes that the Company is insolvent, or if the Company is in receivership, has filed for bankruptcy and/or is otherwise in restructuring, administration or liquidation, and in any such case, the Deposited Securities are not listed and publicly traded on a securities exchange after the Termination Date, or if, for any reason, the Depositary believes it is not able to or cannot practicably sell the Deposited Securities promptly and without undue effort, the Deposited Securities shall be deemed to have no value (and such Holders shall be deemed to have instructed the Depositary that the Deposited Securities have no value). The Depositary may, but shall not be obligated to, and the Holders irrevocably consent and agree that the Depositary may, instruct its Custodian to deliver all Deposited Securities to the Company (acting, as applicable by its administrator, receiver, administrative receiver, liquidator, provisional liquidator, restructuring officer, interim restructuring officer, trustee, controller or other entity overseeing the bankruptcy, insolvency, administration, restructuring or liquidation process) and notify the Company that the Deposited Securities are surrendered for no consideration. The Company shall, subject to applicable law, promptly accept the surrender of the Deposited Securities for no consideration and deliver to the Depositary a written notice confirming (A) the acceptance of the surrender of the Deposited Securities for no consideration and (B) the cancellation of such Deposited Securities. Promptly after notifying the Company that the Deposited Securities are surrendered for no consideration and irrespective of whether the Company has complied with the immediately preceding sentence, the Depositary shall notify Holders that their American Depositary Shares have been cancelled with no consideration being payable to Holders.

Upon the Depositary's compliance with the provisions of Section 6.01(b)(iv) of the Deposit Agreement and this paragraph (10)(b)(iv) (Termination of Deposit Agreement), the Depositary and its agents shall be discharged from all, and cease to have any, obligations under the Deposit Agreement and the Receipts.

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